UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2013

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, Zip Code)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2013, the Board of Directors (the “Board”) of Tessera Technologies, Inc. (the “Company”) appointed John Chenault, John H. F. Miner and Christopher A. Seams as members of the Board, such appointments to be effective as of March 25, 2013. Messrs. Chenault, Miner and Seams will receive the compensation the Company provides to non-employee directors, which is described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on February 17, 2012. The Company will enter into an indemnification agreement with each of Messrs. Chenault, Miner and Seams in the form attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed on September 4, 2003. The Board has yet to determine committee appointments for the new directors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 22, 2013 and effective as of March 25, 2013, the Board approved an amendment to the Company’s Amended and Restated Bylaws to increase the size of the Board from six (6) persons to nine (9) persons, with the size of the Board to decrease automatically to six (6) persons effective immediately prior to the election of directors at the Company’s 2013 Annual Meeting of Stockholders.

The preceding discussion of the Company’s amendment to its Amended and Restated Bylaws is qualified by the text of the amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01. Other Events.

On March 25, 2013, the Company issued a press release announcing the appointment of Messrs. Chenault, Miner and Seams as members of the Board and the commencement of a search for a new chief executive officer, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Bylaws, effective as of March 25, 2013

99.1	Press Release, dated March 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2013

TESSERA TECHNOLOGIES, INC.

By:	/s/ C. Richard Neely, Jr.
Name:	C. Richard Neely, Jr.
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Bylaws, effective as of March 25, 2013

99.1	Press Release, dated March 25, 2013